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                                                                      EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of JG Industries, Inc. and Subsidiaries on Form S-8 of our report dated April 24, 1998, except as to information presented in Notes 4 and 14 for which the date is May 15, 1998, on our audits of the consolidated financial statements of JG Industries, Inc. and Subsidiaries as of January 31, 1998 and January 25, 1997, and for each of the three fiscal years in the period ended January 31, 1998, which report is included in this Annual Report on Form 10-K.



                                                  COOPERS & LYBRAND L.L.P.



Chicago, Illinois
June 8, 1998